UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2007

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 7, 2007, Seattle Genetics, Inc. (the “Company”) entered into an exclusive worldwide license agreement with Genentech, Inc. (“Genentech”) for the development and commercialization of SGN-40 (the “Genentech Agreement”). SGN-40 is a humanized monoclonal antibody currently in phase I and phase II clinical trials for non-Hodgkin’s lymphoma, multiple myeloma and chronic lymphocytic leukemia. A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

Under the terms of the Genentech Agreement, the Company will receive an upfront payment of $60 million, potential milestone payments exceeding $800 million and escalating double digit royalties starting in the mid-teens on annual net sales of SGN-40. The milestone payments, which are dependent upon clinical and regulatory events across multiple disease indications worldwide, as well as attainment of certain annual net sales levels, include $20 million in committed payments during the first two years of the Genentech Agreement. Genentech will fund future research, development, manufacturing and commercialization costs. Seattle Genetics will continue certain phase I and phase II clinical trials and development activities, the costs of which will be reimbursed by Genentech. Seattle Genetics also has an option for co-promotion rights on SGN-40 in the U.S.

The Genentech Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2007, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Company does not have any other material relationship with Genentech or its affiliates other than:

A Collaboration Agreement dated April 19, 2002 providing for the license of the Company’s antibody-drug conjugate technology to Genentech, which was filed as Exhibit 10.20 to the Company’s Form 10-Q for the period ending June 30, 2002;

A 2002 Common Stock Purchase Agreement dated April 19, 2002 providing for the purchase of the Company’s Common Stock by Genentech, which was filed as Exhibit 10.21 to the Company’s Form 10-Q for the period ending June 30, 2002;

A License Agreement dated March 6, 2003 providing for the license of an anti-CD40 monoclonal antibody that became SGN-40, which was filed as Exhibit 10.24 to the Company’s Form 10-Q for the period ending March 31, 2003; and

A Non-Exclusive Cabilly Patent License Agreement dated March 6, 2003 providing for the license of patent rights to the Company, which was filed as Exhibit 10.25 to the Company’s Form 10-Q for the period ending March 31, 2003.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1    Press Release of Seattle Genetics, Inc. dated January 8, 2007

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: January 8, 2007	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Seattle Genetics, Inc. dated January 8, 2007